Exhibit 99.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement ("Amendment") is entered into, to be effective as of April 1, 2004, by and between Warrantech International, Inc., a Delaware corporation, with its principal place of business located at 2200 Highway 121, Bedford, Texas 76021 ("Employer"), and Rick Rodriguez, an individual residing at 1012 Clearlake Court, Colleyville, Texas 76034 ("Executive").

                                    RECITALS
                                    --------

         WHEREAS, Employer and Executive entered into that certain Employment Agreement ("Agreement"), effective as of April 1, 2000, pursuant to which Executive agreed to serve as President of Employer subject to the terms and conditions set forth therein;

         WHEREAS, the Agreement terminates as of the close of business on March 31, 2004; and

         WHEREAS, Employer and Executive desire to extend the term of the Agreement for an additional three year period with no change in any of the remaining terms and conditions set forth therein.

         NOW, THEREFORE, in consideration of the forgoing and the terms and conditions set forth herein, Employer and Executive hereby agree as follows:

         1. Section II of the Agreement is hereby amended and restated in its entirety as follows: "The term of Executive's employment under this Agreement shall commence on April 1, 2004 and shall continue through March 31, 2007."

         2. Except as specifically set forth in Paragraph 1 above, all provisions of the Agreement shall remain in full force and effect throughout the term of the Agreement, as amended.


         IN WITNESS WHEREOF, the parties have duly executed this Amendment to be effective as of April 1, 2004.


WARRANTECH INTERNATIONAL, INC.                  EXECUTIVE


By: /s/ RICHARD GAVINO                          /s/ RICK RODRIGUEZ
    -----------------------------------         --------------------------------
    Richard Gavino                              Rick Rodriguez

Title:     EVP/CFO
      ---------------------------------

Date:         11/2/04
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